Exhibit 21.1 - List of Subsidiaries

Name                   Jurisdictions                Percentage Owned
----                   -------------                ----------------
Deli Solar (BVI)       British Virgin Islands       100%
Deli Solar (PRC)       PRC                          100% (by Deli Solar (BVI))
Ailiyang               PRC                          100% (by Deli Solar (PRC))